UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: April 27, 2009
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction	001-31216	(I.R.S. Employer Identification No.)
of incorporation)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On and effective as of April 27, 2009, the Board of Directors (the “Board”) of McAfee, Inc., a Delaware corporation (the “Company”) adopted the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate”) and the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”).
     The Board adopted the Certificate and Bylaws to effect the gradual declassification of the structure of the Board over the next three years as approved by the Company’s stockholders at the 2009 Annual Meeting of Stockholders.
     The material amendments reflected in the Certificate were effected in the Seventh Article. The material amendments reflected in the Bylaws were effected in Article II, Section 1. The amendments to both the Certificate and the Bylaws specify, among other things, the following:
•	at the Company’s 2010 annual meeting of stockholders, the directors whose current terms expire at the 2010 annual meeting will be elected to hold office for a two-year term expiring at the Company’s 2012 annual meeting of stockholders;

•	at the Company’s 2011 annual meeting of stockholders, the directors whose current terms expire at the 2011 annual meeting will be elected to hold office for a one-year term expiring at the Company’s 2012 annual meeting of stockholders; and

•	at and after the Company’s 2012 annual meeting of stockholders, when the terms of the Company’s last classified directors expire, all directors will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.
     The foregoing description of the amendments reflected in the Certificate and the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate and the Bylaws, a copy of each of which is filed with this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
3.1	Third Amended and Restated Certificate of Incorporation of McAfee, Inc.

3.2	Fourth Amended and Restated Bylaws of McAfee, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: May 1, 2009	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX
3.1	Third Amended and Restated Certificate of Incorporation of McAfee, Inc.

3.2	Fourth Amended and Restated Bylaws of McAfee, Inc.